Exhibit 99.1

Compensation Information for the Company’s Named Executive Officers

Dimitri N. Kazarinoff, Chief Executive Officer:

•	2021 base salary $440,000; and

•	2021 target bonus is 70% of base salary.

Thomas J. Hynes, III, President:

•	2021 base salary $372,500; and

•	2021 target bonus is 50% of base salary.